Exhibit 10.21

PROSPECT ACQUISITION CORP.

9130 Galleria Court, Suite 318

Naples, FL 34109

September 17, 2009

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladenburg Thalmann & Co. Inc.

520 Madison Ave.

New York, NY 10013

I-Bankers Securities, Inc.

201 Wilshire Blvd., Suite A14

Santa Monica, CA 90401

Dear Sirs:

Reference is made to that certain Underwriting Agreement (the “Underwriting Agreement”), dated November 14, 2007, between Prospect Acquisition Corp. (“Company”) and Citigroup Global Markets Inc. (“Citigroup”), as representative of the several underwriters in the Company’s initial public offering (“IPO”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

The Company and Kennedy Wilson, Inc. are discussing entering into a proposed business combination transaction (the “Transaction”).  The Company and the underwriters listed below hereby agree that the aggregate Deferred Discount payable by the Company to such underwriters upon consummation of the Transaction pursuant to the Underwriting Agreement shall be reduced from $10,000,000 to $6,000,000.

Very truly yours,

PROSPECT ACQUISITION CORP.

By:	/s/ James J. Cahill
Name:	James J. Cahill
Title:	CFO

Accepted and Agreed:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ David Spivak
Name:	David Spivak
Title:	Managing Director

Accepted and Agreed:

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Managing Director

Accepted and Agreed:

I-BANKERS SECURITIES, INC.

By:	/s/ James Bell
Name:	James Bell
Title:	Managing Director